Exhibit 99.3

LETTER OF REPRESENTATION

In connection with the filing of a Registration Statement on Form F-1 by Polypid Ltd., a corporation organized under the laws of Israel (the “Company”), relating to the initial public offering of the Company’s ordinary shares, the Company hereby requests that the Securities and Exchange Commission waive the requirement of Item 8.A.4 of Form 20-F that the Company have audited financial statements of a date not older than 12 months from the date of filing of any amendment to its Registration Statement on Form F-1 (File No. 333-199297). In connection with this request, the Company represents to the Securities and Exchange Commission that:

1.	The Company is not required by any jurisdiction outside the United States to have audited financial statements of a date not older than 12 months from the date of filing of its Registration Statement.

2.	Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.

3.	At the time its Registration Statement is declared effective, the Company will have audited financial statements not older than 15 months.

IN WITNESS WHEREOF, the undersigned has executed this Letter of Representation on this 12th day of January, 2015.

POLYPID LTD.

     /s/ Eitan Kyiet

By:     Eitan Kyiet

           Chief Operating Officer